Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-164782) and Form S-8 (Nos. 333-37082, 333-49780, 333-127377, 333-61390 and 333-175162) of Exelon Corporation and on Form S-3 (No. 333-164782-07) of Exelon Generation Company, LLC of our report dated February 29, 2012, except for Note 18, as to which the date is May 25, 2012, relating to the financial statements of Constellation Energy Group Inc., which appears in this Current Report on Form 8-K/A of Exelon Corporation and Exelon Generation Company, LLC dated May 25, 2012.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

May 25, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-164782) and Form S-8 (Nos. 333-37082, 333-49780, 333-127377, 333-61390 and 333-175162) of Exelon Corporation and on Form S-3 (No. 333-164782-07) of Exelon Generation Company, LLC of our report dated February 29, 2012 relating to the financial statements of Baltimore Gas and Electric Company, which appears in this Current Report on Form 8-K/A of Exelon Corporation and Exelon Generation Company, LLC dated May 25, 2012.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

May 25, 2012